Exhibit 99.1

Radius Global Infrastructure Reports Third Quarter 2021 Financial Results

Maintains Robust Pace of Growth

Revenue Increased 54% YoY

NEW YORK—November 10, 2021—Radius Global Infrastructure, Inc. (NASDAQ: RADI) (“Radius” or the “Company”), one of the largest global owners and acquirors of real property interests and contractual rights underlying essential telecommunications digital infrastructure, today reported results for the third quarter ended September 30, 2021.

Bill Berkman, Co-Chairman and CEO of Radius Global Infrastructure, commented:

“We generated revenue growth of 54% year-over-year in the third quarter through disciplined capital deployment to acquire assets combined with continued organic growth from our triple net rent property portfolio. To support our continued growth as we expand into a broader pool of assets and enter new jurisdictions, we issued $264.5 million aggregate principal amount of 2.5% senior unsecured convertible notes during the quarter.

On October 5, we celebrated our first anniversary as a U.S. publicly listed company. I am extremely proud of what our employees have achieved, not just during the past year, but over the past decade. We are executing on our strategy to penetrate a massive addressable market of mission-critical communications sites, which we believe will allow us to achieve greater economies of scale and capture attractive investment arbitrage opportunities from our rapidly growing portfolio of assets.”

QUARTERLY RESULTS

Revenue increased 54% to $27.5 million for the three months ended September 30, 2021, as compared to revenue of $17.9 million for the three months ended September 30, 2020.

Gross Profit rose 52% to $26.9 million in Q3 2021, as compared to gross profit of $17.7 million in the corresponding prior year period, while the Company generated a gross profit margin of approximately 98% in Q3 2021.

Annualized In-Place Rents increased to $110.4 million as of September 30, 2021, an increase of $41.5 million or 60% over the Annualized In-Place Rents of $68.9 million as of September 30, 2020.

YEAR-TO-DATE RESULTS

Revenue increased 50% to $74.6 million for the nine months ended September 30, 2021, as compared to revenue of $49.6 million for the nine months ended September 30, 2020.

Gross Profit rose 49% to $73.3 million in the nine months ended September 30, 2021, as compared to gross profit of $49.2 million in the corresponding prior year period.

Investments in Real Property Interests and Related Intangible Assets, as identified in the Company’s Consolidated Statements of Cash Flows, was $354.0 million and $77.9 million for the nine months ended September 30, 2021 and 2020, respectively. This represented an increase of $276.1 million, or 354%, for the nine months ended September 30, 2021 over the corresponding prior year period.

Acquisition Capex was $359.7 million and $102.3 million for the nine months ended September 30, 2021 and 2020, respectively, or an increase of $257.4 million or 252% for the nine months ended September 30, 2021 over the nine months ended September 30, 2020.

Please refer to the GAAP financial disclosures and reconciliations to non-GAAP financial measurement set forth below and in the Company’s Form 10-Q for the quarter ended September 30, 2021. The Company pays for its acquisitions of real property interests either with a one-time payment at the time of acquisition or, under certain circumstances, with a combination of upfront payments and future contractually committed payments over a period of time, in each case pursuant to the individual acquisition agreement. In the Consolidated Statements of Cash Flows, the one-time and upfront cash payments are reported as Investments in Real Property Interests and Related Intangible Assets. The total cash spent and the commitment for future payments in any given period for the acquisition of real property interests, adjusted for changes in foreign currency, is our Acquisition Capex. Acquisition Capex is a non-GAAP metric, albeit one the Company believes is valuable to readers of the Company’s financial statements. Please refer to the table below for a full reconciliation of Acquisition Capex.

LIQUIDITY

As of September 30, 2021, Radius had $414.9 million of total cash and cash equivalents and restricted cash.

FINANCING TRANSACTION

On September 13, 2021, the Company issued $264.5 million aggregate principal amount of 2.5% senior unsecured convertible notes. The notes are convertible by the holders into cash, shares of the Company’s Class A common stock, or a combination thereof, at the Company’s election. The Company used approximately $33.2 million of the net proceeds from the notes to pay the cost of capped call transactions that raised the effective conversion rate of the notes to $34.80 from $22.62, which is intended to limit potential dilution to Class A common stockholders.

OUTLOOK

Based on the current pipeline of investment opportunities, management anticipates that the recent pace of Acquisition Capex will be maintained for at least the next several quarters. Specifically, Radius is now targeting the deployment of at least $400 million of Acquisition Capex during 2022 with the potential for some quarterly variability as a result of the timing of closing larger transactions.

CONFERENCE CALL INFORMATION

Management will host a webcast and conference call on Thursday, November 11, 2021 at 8:30 A.M. Eastern Time to review the Company’s third quarter financial results, discuss recent events and conduct a question-and-answer session.

The live webcast and supplemental materials with additional details regarding the Company’s operating results, financial position and investment portfolio will be available through the “News & Events” section of the Company’s website: https://www.radiusglobal.com/news-events/events-presentations. A replay of the webcast and access to the presentation slides will be available on the Company’s website.

Participants are advised to go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Radius Global Infrastructure Third Quarter 2021 Earnings Conference Call. A telephonic replay can be accessed through November 25, 2021 by dialing 1-844-512-2921 (U.S. domestic) or 1-412-317-6671 (International), passcode 13723928.

About the Company

Radius Global Infrastructure, Inc., through its subsidiary AP WIP Investments, LLC (“APW”), is a multinational owner of a growing, diversified portfolio of primarily triple net rental streams from wireless operators and tower companies for properties underlying their mission critical digital infrastructure. APW’s proven lease origination engine drives attractive yields on capital invested and maintains a broad pipeline of acquisition opportunities.

For further information see https://www.radiusglobal.com.

FORWARD-LOOKING STATEMENTS AND DISCLAIMERS

Certain matters discussed in this press release, including the attachments, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, their negative or other variations or comparable terminology.

Forward-looking statements are subject to significant risks and uncertainties and are based on beliefs, assumptions and expectations based upon our historical performance and on our current plans, estimates and expectations in light of information available to us. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Actual results may differ materially from those set forth in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Certain important factors that we think could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements are summarized below, including the ongoing impact of the current outbreak of COVID-19 on the U.S., regional and global economies, the U.S. sustainable infrastructure market and the broader financial markets. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below and the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”) and in our subsequent filings under the Exchange Act. Other factors besides those listed could also adversely affect us. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally, uncertainty regarding the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity, including the availability, distribution, acceptance and efficacy of vaccines (including boosters); and responses to new or mutated strains of COVID-19 (such as the delta variant) or a similar virus (including vaccine-resistant strains).

Important other factors that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements include, but are not limited to, the extent to which wireless carriers or tower companies consolidate their operations, exit the wireless communications business or share site infrastructure to a significant degree; the extent to which new technologies reduce demand for wireless infrastructure; competition for assets; whether the tenant leases for the wireless communication tower or antennae located on our real property interests are renewed with similar rates or at all; the extent of unexpected lease cancellations, given that substantially all of the tenant leases associated with our assets may be terminated upon limited notice by the wireless carrier or tower company and unexpected lease cancellations could materially impact cash flow from operations; economic, political, cultural and other risks to our operations outside the U.S., including risks associated with fluctuations in foreign currency exchange rates and local inflation rates; any regulatory uncertainty; the extent to which we continue to grow at an accelerated rate, which may prevent us from achieving profitability or positive cash flow at a company level (as determined in accordance with GAAP) for the foreseeable future; the fact that we have incurred a significant amount of debt and may in the future incur additional indebtedness; the extent to which the terms of our debt agreements limit our flexibility in operating our business; and the other factors, risks and uncertainties described in the Annual Report.

Contacts

Investor Relations:

Jason Harbes, CFA

Email: investorrelations@radiusglobal.com

Phone: 1-484-278-2667

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in USD thousands, except share and per share amounts)

	Successor				Predecessor
	Three months ended September 30, 2021	Nine months ended September 30, 2021	Three months ended September 30, 2020	Period from February 10, 2020 to September 30, 2020	Period from January 1, 2020 to February 9, 2020
Revenue	$27,464	$74,609	$17,861	$42,797	$6,836
Cost of service	549	1,357	200	375	34

Gross profit	26,915	73,252	17,661	42,422	6,802

Operating expenses:
Selling, general and administrative	18,980	53,235	14,231	42,915	4,344
Share-based compensation	3,878	11,823	4,072	79,173	—
Amortization and depreciation	16,828	46,483	11,683	30,512	2,584
Impairment – decommissions	386	2,780	1,462	2,059	530

Total operating expenses	40,072	114,321	31,448	154,659	7,458

Operating loss	(13,157)	(41,069)	(13,787)	(112,237)	(656)

Other income (expense):
Realized and unrealized gain (loss) on foreign currency debt	16,540	27,485	(18,138)	(17,408)	11,500
Interest expense, net	(12,330)	(33,584)	(7,499)	(16,821)	(3,623)
Other income (expense), net	(54)	(1,933)	987	1,362	(277)
Gain on extinguishment of debt	—	—	—	1,264	—

Total other income (expense), net	4,156	(8,032)	(24,650)	(31,603)	7,600

Income (loss) before income tax expense	(9,001)	(49,101)	(38,437)	(143,840)	6,944
Income tax expense (benefit)	(92)	5,330	3,455	4,884	767

Net income (loss)	(8,909)	(54,431)	(41,892)	(148,724)	$6,177

Net loss attributable to noncontrolling interest	(452)	(3,873)	(3,373)	(6,347)

Net loss attributable to stockholders	(8,457)	(50,558)	(38,519)	(142,377)
Stock dividend payment to holders of Series A Founders Preferred Stock	—	(31,391)	—	—

Net loss attributable to common stockholders	$(8,457)	$(81,949)	$(38,519)	$(142,377)

Loss per common share:
Basic and diluted	$(0.11)	$(1.21)	$(0.66)	$(2.44)
Weighted average common shares outstanding:
Basic and diluted	75,595,090	67,992,054	58,425,000	58,425,000

See accompanying notes to condensed consolidated financial statements

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in USD thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$374,039	$99,896
Restricted cash	1,926	1,614
Trade receivables, net	7,681	7,829
Prepaid expenses and other current assets	21,808	17,352

Total current assets	405,454	126,691

Real property interests, net:
Right-of-use assets—finance leases, net	279,455	237,862
Telecom real property interests, net	1,094,610	851,529

Real property interests, net	1,374,065	1,089,391
Intangible assets, net	7,447	5,880
Property and equipment, net	1,572	1,382
Goodwill	80,509	80,509
Deferred tax asset	310	1,173
Restricted cash, long-term	38,953	113,938
Other long-term assets	9,038	9,266

Total assets	$1,917,348	$1,428,230

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$33,969	$30,854
Rent received in advance	23,511	19,587
Finance lease liabilities, current	10,465	9,920
Telecom real property interest liabilities, current	4,375	5,749

Total current liabilities	72,320	66,110
Finance lease liabilities	24,206	23,925
Telecom real property interest liabilities	13,066	11,813
Long-term debt, net of debt discount and deferred financing costs	1,123,134	728,473
Deferred tax liability	56,948	57,137
Other long-term liabilities	9,057	8,704

Total liabilities	1,298,731	896,162

Commitments and contingencies
Stockholders’ equity:
Series A Founder Preferred Stock, $0.0001 par value; 1,600,000 shares authorized; 1,600,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Series B Founder Preferred Stock, $0.0001 par value; 1,386,033 shares authorized; 1,386,033 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Class A Common Stock, $0.0001 par value; 1,590,000,000 shares authorized; 75,703,908 and 58,425,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	8	—
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized; 11,596,769 and 11,414,030 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	846,078	673,955
Accumulated other comprehensive income (loss)	(15,383)	15,768
Accumulated deficit	(263,795)	(213,237)

Total stockholders’ equity attributable to Radius Global Infrastructure, Inc.	566,908	476,486
Noncontrolling interest	51,709	55,582

Total liabilities and stockholders’ equity	$1,917,348	$1,428,230

See accompanying notes to condensed consolidated financial statements.

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands, except share and per share amounts)

	Successor		Predecessor
	Nine months ended September 30, 2021	Period from February 10, 2020 to September 30, 2020	Period from January 1, 2020 to February 9, 2020
Cash flows from operating activities:
Net income (loss)	$(54,431)	$(148,724)	$6,177
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization and depreciation	46,483	30,512	2,584
Amortization of finance lease and telecom real property interest liabilities discount	1,019	1,157	213
Impairment – decommissions	2,780	2,059	530
Realized and unrealized loss (gain) on foreign currency debt	(27,485)	17,408	(11,500)
Amortization of debt discount and deferred financing costs	1,029	80	280
Provision for bad debt expense	265	238	26
Share-based compensation	11,823	79,173	—
Deferred income taxes	2,170	2,123	339
Gain on extinguishment of debt	—	(1,264)	—
Change in assets and liabilities:
Trade receivables, net	(768)	2,463	(682)
Prepaid expenses and other assets	(3,990)	(740)	935
Accounts payable, accrued expenses and other long-term liabilities	3,903	(16,199)	(4,605)
Rent received in advance	4,897	922	2,251

Net cash used in operating activities	(12,305)	(30,792)	(3,452)

Cash flows from investing activities:
Cash paid in APW Acquisition, net of cash acquired	—	(277,065)	—
Investments in real property interests and related intangible assets	(354,008)	(72,823)	(5,064)
Advances on note receivable	—	(2,500)	(17,500)
Payment received on note receivable	—	20,000	—
Purchases of property and equipment	(582)	(296)	(40)

Net cash used in investing activities	(354,590)	(332,684)	(22,604)

Cash flows from financing activities:
Borrowings under debt agreements	433,440	160,475	—
Repayments of term loans and other debt	(166)	(48,025)	(250)
Purchase of capped call options	(33,221)	—	—
Debt issuance costs	(12,986)	(3,692)	—
Proceeds from issuance of common stock, net of issuance costs	191,461	—	—
Proceeds from exercises of stock options and warrants	187	—	—
Repayments of finance lease and telecom real property interest liabilities	(11,862)	(9,003)	(3,149)

Net cash provided by (used in) financing activities	566,853	99,755	(3,399)

Net change in cash and cash equivalents and restricted cash	199,958	(263,721)	(29,455)

Effect of change in foreign currency exchange rates on cash, cash equivalents and restricted cash	(488)	(980)	(232)
Cash and cash equivalents and restricted cash at beginning of period	215,448	588,628	78,046

Cash and cash equivalents and restricted cash at end of period	$414,918	$323,927	$48,359

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$30,666	$15,039	$4,684
Cash paid for income taxes	$1,884	$2,222	$1,112

See accompanying notes to condensed consolidated financial statements.

Non-GAAP Financial Measures

We identify certain additional financial measures not defined by GAAP that provide supplemental information we believe is useful to analysts and investors to evaluate our financial performance and ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income, gross profit and net cash provided by operating activities. These non-GAAP measures exclude the financial impact of items management does not consider in assessing our ongoing operating performance, and thereby facilitate review of our operating performance on a period-to-period basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP measures. EBITDA is defined as net income (loss) before net interest expense, income tax expense, and depreciation and amortization. Adjusted EBITDA is calculated by taking EBITDA and further adjusting for non-cash impairment—decommissions expense, realized and unrealized gains and losses on foreign currency debt, realized and unrealized foreign exchange gains/losses associated with non-debt transactions and balances denominated in a currency other than the functional currency, share-based compensation expense, nonrecurring expenses incurred in connection with the domestication of the Company’s jurisdiction of incorporation from the British Virgin Islands to the State of Delaware (the “Domestication”), transaction-related costs recorded in selling, general and administrative expenses incurred for incremental business acquisition pursuit (successful and unsuccessful) and related financing and integration activities, and nonrecurring severance costs included in selling, general and administrative expenses. Management believes the presentation of EBITDA and Adjusted EBITDA provides valuable additional information for users of the financial statements in assessing our financial condition and results of operations. Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income, therefore the calculation of these financial measures may be different from the calculations used by other companies and comparability may therefore be limited. You should not consider EBITDA, Adjusted EBITDA or any of our other non-GAAP financial measures as an alternative or substitute for our results.

The following are reconciliations of EBITDA and Adjusted EBITDA to net income (loss), the most comparable GAAP measure:

	Successor				Predecessor
(in thousands)	Three months ended September 30, 2021	Nine months ended September 30, 2021	Three months ended September 30, 2020	Period from February 10, 2020 to September 30, 2020	Period from January 1, 2020 to February 9, 2020
(unaudited)
Net income (loss)	$(8,909)	$(54,431)	$(41,892)	$(148,724)	$6,177
Amortization and depreciation	16,828	46,483	11,683	30,512	2,584
Interest expense, net	12,330	33,584	7,499	16,821	3,623
Income tax expense (benefit)	(92)	5,330	3,455	4,884	767

EBITDA	20,157	30,966	(19,255)	(96,507)	13,151
Impairment—decommissions	386	2,780	1,462	2,059	530
Realized and unrealized loss (gain) on foreign currency debt	(16,540)	(27,485)	18,138	17,408	(11,500)
Share-based compensation expense	3,878	11,823	4,072	79,173	—
Realized and unrealized foreign currency loss (gain)—other	403	2,406	(140)	750	523
Nonrecurring Domestication and public company registration expenses	—	—	2,737	7,848	—
Transaction-related costs	112	1,836	—	—	—

Adjusted EBITDA	$8,396	$22,326	$7,014	$10,731	$2,704

Acquisition Capex

Acquisition Capex is a non-GAAP financial measure. The Company’s payments for its acquisitions of real property interests consist of either a one-time payment upon the acquisition or up-front payments with contractually committed payments made over a period of time, pursuant to each real property interest agreement. In all cases, the Company contractually acquires all rights associated with the underlying revenue-producing assets upon entering into the agreement to purchase the real property interest and records the related assets in the period of acquisition. Acquisition Capex therefore represents the total cash spent and committed to be spent for the Company’s acquisitions of revenue-producing assets during the period measured. Management believes the presentation of Acquisition Capex provides valuable additional information for users of the financial statements in assessing our financial performance and growth, as it is a comprehensive measure of our investments in the revenue-producing assets that we acquire in a given period. Acquisition Capex has important limitations as an analytical tool, because it excludes certain fixed and variable costs related to our selling and marketing activities included in selling, general and administrative expenses in the consolidated statements of operations, including corporate overhead expenses. Further, this financial measure may be different from calculations used by other companies and comparability may therefore be limited. You should not consider Acquisition Capex or any of the other non-GAAP measures we utilize as an alternative or substitute for our results.

The following is a reconciliation of Acquisition Capex to the amounts included as an investing cash flow in our consolidated statements of cash flows for investments in real property interests and related intangible assets, the most comparable GAAP measure, which generally represents up-front payments made in connection the acquisition of these assets during the period. The primary adjustment to the comparable GAAP measure is “committed contractual payments for investments in real property interests and intangible assets”, which represents the total amount of future payments that we were contractually committed to make in connection with our acquisitions of real property interests and intangible assets that occurred during the period. Additionally, foreign exchange translation adjustments impact the determination of Acquisition Capex.

	Successor		Predecessor
(in thousands)	Nine months ended September 30, 2021	Period from February 10, 2020 to September 30, 2020	Period from January 1, 2020 to February 9, 2020
(unaudited)
Investments in real property interests and related intangible assets	$354,008	$72,823	$5,064
Committed contractual payments for investments in real property interests and intangible assets	15,602	21,950	1,533
Foreign exchange translation impacts and other	(9,952)	1,220	(262)

Acquisition Capex	$359,658	$95,993	$6,335

Annualized In-Place Rents

Annualized in-place rents is a non-GAAP measure that measures performance based on annualized contractual revenue from the rents expected to be collected on leases owned and acquired (“in place”) as of the measurement date. Annualized in-place rents is calculated using the implied monthly revenue from all revenue producing leases that are in place as of the measurement date multiplied by twelve. Implied monthly revenue for each lease is calculated based on the most recent rental payment made under such lease. Management believes the presentation of annualized in-place rents provides valuable additional information for users of the financial statements in assessing our financial performance and growth. In particular, management believes the presentation of annualized in-place rents provides a measurement at the applicable point of time as opposed to revenue, which is recorded in the applicable period on revenue-producing assets in place as they are acquired. Annualized in-place rents has important limitations as an analytical tool because it is calculated at a particular moment in time, the measurement date, but implies an annualized amount of contractual revenue. As a result, following the measurement date, among other things, the underlying leases used in calculating the annualized in-place rents financial measure may be terminated, new leases may be acquired, or the contractual rents payable under such leases may not be collected. In these respects, among others, annualized in-place rents differs from “revenue”, which is the closest comparable GAAP measure and which represents all revenues (contractual or otherwise) earned over the applicable period. Revenue is recorded as earned over the period in which the lessee is given control over the use of the wireless communication sites and recorded over the term of the lease. You should not consider annualized in-place rents or any of the other non-GAAP measures we utilize as an alternative or substitute for our results. The following is a comparison of annualized in-place rents to revenue, the most comparable GAAP measure:

	Successor		Predecessor
(in thousands)	Nine months ended September 30, 2021	Period from February 10, 2020 to December 31, 2020	Period from January 1, 2020 to February 9, 2020
Revenue for year ended December 31		$62,923	$6,836
Annualized in-place rents as of December 31		$84,071
Annualized in-place rents as of September 30	$110,353